Exhibit 4.2

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT AND SUCH LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501, PROMULGATED UNDER THE ACT.

No. _________

_____________ Warrants

Void after 5:00 p.m., New York time on March 15, 2020

COMMON STOCK
PURCHASE WARRANT

OF

TOMI ENVIRONMENTAL SOLUTIONS, INC.

1. This warrant certificate ("Warrant Certificate") certifies that, for value received, ____________________________________ (the "Warrant Holder") is the owner of the number of common stock purchase warrants ("Warrants") specified above, each of which entitles the holder thereof to purchase, at any time during the period commencing on the Commencement Date (as defined herein) and ending on the Expiration Date (as defined herein), one fully paid and non-assessable share of common stock, par value $0.01 per share ("Common Stock"), of TOMI Environmental Solutions, Inc. (the "Company"), a Florida corporation, at a purchase price of $0.69 per share in lawful money of the United States of America in cash or by check or a combination of cash and check, subject to adjustment as hereinafter provided.

2. WARRANT; EXERCISE PRICE.

2.1 Each Warrant shall entitle the Warrant Holder the right to purchase one share of Common Stock of the Company (individually, a "Warrant Share" severally, the "Warrant Shares").

2.2 The purchase price payable upon exercise of each Warrant ("Exercise Price") shall be $0.69. The Exercise Price and number of Warrants evidenced by each Warrant Certificate are subject to adjustment as provided in Section 9.

3. EXERCISE OF WARRANT; EXPIRATION DATE.

3.1 This Warrant will vest immediately upon grant on March 15, 2017 ("Commencement Date") and ending on the Expiration Date, in whole or from time to time in part, at the option of the Warrant Holder, upon surrender of this Warrant Certificate to the Company together with a duly completed form of exercise attached hereto and payment of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

3.2 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant Certificate shall have been surrendered to the Company as provided in subsection 3.1. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 3.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

3.3 Within three (3) business days after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Warrant Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of full Warrant Shares to which such Warrant Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Warrant Holder would otherwise be entitled, cash in an amount determined pursuant to Section 10 hereof, and

(b) in case such exercise is in part only, a new Warrant or Warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Warrant Holder upon such exercise as provided in subsection 3.1 (prior to any adjustments made thereto pursuant to the provisions of this Warrant).

3.4 The term "Expiration Date" shall mean 5:00 p.m., New York time on March 15, 2020 or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close or in the event of any merger, consolidation, or sale of substantially all the assets of the Company as, an entirety, resulting in any distribution to the Company's stockholders, prior to the Expiration Date, the Warrant Holder shall have the right to exercise this Warrant commencing at such time through the Expiration Date into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.

4. REGISTRATION AND TRANSFER ON COMPANY BOOKS.

4.1 The Company shall maintain books for the registration and transfer of Warrant Certificates.

4.2 Prior to due presentment for registration of transfer of this Warrant Certificate, the Company may deem and treat the registered holder as the absolute owner thereof.

4.3 The Company shall register upon its books any transfer of a Warrant Certificate upon surrender of same to the Company accompanied (if so required by the Company) by a written instrument of transfer duly executed by the registered holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferees and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

5. RESERVATION OF SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of Warrant Shares as shall be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

6. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OR MUTILATION OF WARRANT CERTIFICATE. This Warrant Certificate is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the terms of this Section 6, upon surrender of this Warrant Certificate to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such instrument of assignment and this Warrant Certificate shall be promptly canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof. The term "Warrant Certificate" as used herein includes any Warrant Certificates into which this Warrant Certificate may be divided or exchanged. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate of like tenor and date representing an equal number of Warrants.

7. Intentionally Omitted.

8. LIMITATION ON SALES. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, or any Warrant Shares issued upon its exercise, in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares, as the case may be, under any applicable Blue Sky or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. In addition, this Warrant only may be transferred to a transferee who certifies in writing to the Warrant Holder and to the Company that such transferee is an "accredited investor" within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission ("Commission") under the Securities Act.

The Company shall be under no obligation to issue the shares covered by such exercise unless and until the Warrant Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is then an "accredited investor" within the meaning of Rule 501(c) promulgated by the Commission under the Securities Act, is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event the Warrant Holder shall be bound by the provisions of a legend or legends to such effect that shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

"This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. This security may not be sold, pledged or otherwise transferred in the absence of such registration or pursuant to an exemption therefrom under said Act and such laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such registration is not required."

9. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES DELIVERABLE. The Exercise Price and the number of Warrant Shares purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 9:

(a) In case, prior to the expiration of this Warrant Certificate by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either of such cases, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant Certificate in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant Certificate shall be proportionately increased; and conversely, in the event the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant Certificate in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant Certificate shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant Certificate, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Warrant Certificate, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

(b) In case, prior to the expiration of this Warrant Certificate by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock, (other than a change in par value to no par value), or the corporation or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant Certificate shall thereafter have the right to purchase, upon the basis and on the terms and conditions specified in this Warrant Certificate, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant Certificate, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant Certificate, had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the Warrant Holder to any adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant Certificate, as hereinbefore provided, shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase.

(c) In case the Company at any time while this Warrant Certificate shall remain unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Warrant Certificate may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company, provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Warrant Certificate shall terminate on a date fixed by the Company; such date so fixed to be not earlier than 5:00 p.m., New York time, on the forty-fifth day next succeeding the date on which notice of such termination of the right to exercise this Warrant Certificate has been given by mail to the registered holder of this Warrant Certificate at its address as it appears on the books of the Company.

(d) No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price by at least $0.01; provided, however, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(e) The Company will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Warrant Holder to adjustments in the Exercise Price.

(f) Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall give written notice thereof to the Warrant Holder stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(g) The Company may deem and treat the registered holder of the Warrant Certificate at any time as the absolute owner hereof for all purposes, and shall not be affected by any notice to the contrary.

(h) This Warrant Certificate shall not entitle any holder thereof to any of the rights of stockholders, and shall not entitle any holder thereof to any dividend declared upon the Common Stock unless the holder shall have exercised the within Warrant Certificate and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to said dividend.

10. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise fraction of a share called for upon any exercise hereof. The Company shall pay to the Warrant Holder an amount in cash on the basis of the "last sale price" (as defined in Section 7) on the trading day prior to the date of exercise.

11. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

12. REGISTRATION RIGHTS OF WARRANT HOLDER. Intentionally omitted.

13. RIGHTS OF THE HOLDER. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in the Warrant Certificate and are not enforceable against the Company except to the extent set forth herein.

14. NOTICES OF RECORD DATE. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Warrant Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

15. SUCCESSORS. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights referred to in Section 12 of this Warrant shall inure to the benefit of the Warrant Holder and all the Warrant Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

16. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

17. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state except to the extent the laws of the State of Florida mandatorily apply because the Company is incorporated in the State of Florida.

19. JURISDICTION AND VENUE. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in California Superior Court, County of Los Angeles or in the United States District Court for the Central District of California, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the California Superior Court, County of Los Angeles or in the United States District Court for the Central District of California in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in California Superior Court, County of Los Angeles or in the United States District Court for the Central District of California in person or by certified mail addressed as provided in the following Section.

20. MAILING OF NOTICES, ETC. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight courier service, or if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder:	To his or her last known address as indicated on the Company's books and records.

The Company:	TOMI Environmental Solutions, Inc.
9454 Wilshire Blvd., Penthouse
Beverly Hills, California 90212
Attention: Halden S. Shane, Chief Executive Officer

or to such other address as any of them, by notice to the others, may designate from time to time. Notice shall be deemed given (a) when personally delivered, (b) the scheduled delivery date if sent by Federal Express or other overnight courier service or (c) the fifth day after sent by certified mail.

Executed this 15th day of March, 2017. TOMI Environmental Solutions, Inc.

By: Name: Harold Paul Title: Director